PROMISSORY NOTE

$500,000         December 2, 2019

FOR VALUE RECEIVED, the undersigned (“Maker”) promises to pay ATLANTA INCOME & ASSET GROUP, INC., a Utah corporation (“Holder”), the sum of Five Hundred Thousand and 00/100 United States Dollars and No Cents ($500,000.00), together with interest at the Applicable Rate (as defined below) per annum on the unpaid principal, payable at the times and in the manner set forth below.

1.Payment.  Absent the occurrence of an Event of Default hereunder, the unpaid principal balance hereof plus accrued but unpaid interest and all other amounts payable by Maker hereunder shall be due and payable on January 1, 2021 (the “Maturity Date”).  Maker may prepay amounts due under this Note in whole or in part at any time and from time to time prior to the Maturity Date.  If payment is due on a day other than a business day, the payment date shall be extended to the next succeeding business day and no additional interest shall accrue as a result of such extension if such payment is made on such succeeding business day.

2.Interest.  For the purposes of this Note, “Applicable Rate” means the minimum applicable annual federal rate, as adjusted from time to time.  For the avoidance of doubt, Maker shall not be required to make regular payments on principal or interest prior to the Maturity Date.

3.Application of Payments.  Unless otherwise agreed in writing or otherwise required by applicable law, payments will be applied first to any costs of enforcement of the terms of this Note, then to any accrued interest, and then to principal.

4.Maturity Date.  Absent the occurrence of an Event of Default hereunder, the unpaid principal balance hereof plus accrued but unpaid interest and all other amounts payable by Maker hereunder shall be due and payable on January 1, 2021 (the “Maturity Date”).

5.Default.   The occurrence of any of the following shall be deemed to be an event of default (“Event of Default”) hereunder:

a. Failure by Maker to pay any monetary amount required hereunder within five (5) days of written notice of failure to pay; or

b.Failure by Maker to perform any other obligation under this Note, and failure to cure such default within twenty (20) days after written notice from Holder.

6.Waiver.  Maker hereby waives diligence, demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonor, and notice of nonpayment, and all other notices or demands of any kind (except notices specifically provided for in this Note) and expressly agrees that, without in any way affecting the liability of Maker, the Holder may extend any maturity date or the time for payment of any installment due hereunder, or otherwise modify the Note.

7.Change, Discharge, Termination, or Waiver.  No provision of this Note may be changed, discharged, terminated, or waived except in a writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought.  No failure on the part of the Holder to exercise and no delay by the Holder in exercising any right or remedy under this Note or under the law shall operate as a waiver thereof.

8.Severability.  If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

9.Choice of Law.  This note shall be governed by and construed in accordance with the laws of the state of Utah without giving effect to conflict of laws principles.

10.Binding Effect.  The Note will be binding upon, and inure to the benefit of, the Holder, Maker, and their respective successors and assigns.  Maker may not delegate its obligations under the Note.  Holder may not assign its rights under the Note without the prior written approval of Maker.

11.Time of the Essence.  Time is of the essence with regard to each provision of the Note as to which time is a factor.

12.Business Day.  For the purposes of this Note, a “Business Day” is a day other than a Saturday, Sunday or legal holiday on which banks in Salt Lake City, Utah are authorized or obligated, by law, governmental decree or executive order, to be closed.  In the event the due date is not a Business Day, the due date shall be the first Business Day thereafter.

Geneva Family Assets, LLC,

a Utah limited liability company

__________________________________________________

Date

4844-9507-4478, v. 2

ALLONGE #1 TO PROMISSORY NOTE

This Allonge #1 is attached to and made a part of that certain Promissory Note (the “Note”) dated as of December 5, 2019, made by Geneva Family Assets, LLC, in the principal amount of FIVE HUNDRED THOUSAND AND 00/100 UNITED STATES DOLLARS (US$500,000.00), to the order of Atlanta Income & Asset Group, Inc., a Utah corporation (“Atlanta”), its successors or assigns.

For value received, the undersigned hereby indorses the Note as follows:

Pay to the order of FIRST FEDERAL MANAGEMENT GROUP, INC., a Utah corporation (“First Federal”), without recourse, warranty or representation of any nature whatsoever, except as otherwise provided in that certain Contribution and Subscription Agreement entered into by and between Atlanta, as assignor, and First Federal, as assignee, dated as of the date hereof.

Dated: December 5, 2019

ATLANTA INCOME & ASSET GROUP, INC.

a Utah corporation

By: _______________________________________

Name:

Title:

THIS ALLONGE SHOULD BE PERMANENTLY AFFIXED TO THE PROMISSORY NOTE DESCRIBED ABOVE.

4811-5772-6638, v. 1

ALLONGE #2 TO PROMISSORY NOTE

This Allonge #2 is attached to and made a part of that certain Promissory Note (the “Note”) dated as of December 5, 2019, made by Geneva Family Assets, LLC in the principal amount of FIVE HUNDRED THOUSAND AND 00/100 UNITED STATES DOLLARS (US$500,000.00), to the order of Atlanta Income & Asset Group, Inc., a Utah corporation (“Atlanta”), its successors or assigns.

WHEREAS, the note was indorsed to First Federal Management Group, Inc., a Utah corporation (“First Federal”), pursuant to that certain Allonge #1 to Promissory Note dated as of the date hereof.

For value received, the undersigned hereby indorses the Note as follows:

Pay to the order of BIOETHICS, LTD., a Nevada corporation (“Bioethics”), without recourse, warranty or representation of any nature whatsoever, except as otherwise provided in that certain Contribution and Subscription Agreement entered into by and between First Federal, as assignor, and Bioethics, as assignee, dated as of the date hereof.

Dated: December 5, 2019

FIRST FEDERAL MANAGEMENT GROUP, INC., a Utah corporation

By: _______________________________________

Name:

Title:

THIS ALLONGE SHOULD BE PERMANENTLY AFFIXED TO THE PROMISSORY NOTE DESCRIBED ABOVE.

4821-5026-9358, v. 2